Exhibit 8.1

Chang G. Park, CPA

t 2667 CAMINO DEL RIO S. PLAZA B t SAN DIEGO t CALIFORNIA 92108-3707t

t TELEPHONE (858)722-5953 t FAX (858) 433-2979  t FAX (858) 764-5480

t E-MAIL changgpark@gmail.comt

HOMEOWNUSA
112 North Curry Street
Carson City, Nevada 89703
February 24, 2011

Re: U.S. Federal Income Tax Considerations

Dear Madams or Sirs:

I have acted as auditor to HOMEOWNUSA, a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-11 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the registration of 5,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”).

In formulating our opinion herein I have reviewed the Company’s organizational documents, the Registration Statement and such certificates, including an officer’s certificate of the Company dated as of the date hereof (the “Officer’s Certificate”), records, and other documents, and statutes, rules, and regulations as I have deemed necessary or appropriate as a basis for the opinion set forth below. In conducting such review for purposes of rendering our opinion I have not conducted an independent investigation of any of the facts set forth in the Registration Statement, the Officer’s Certificate, or any other documents, records, or certificates, and have, consequently, as to relevant factual matters relied upon the Company’s representations that the information presented in such documents, records, or certificates or otherwise furnished to us accurately represent and completely describe all such facts, and upon the authenticity of documents submitted to us as originals or certified copies, the accuracy of copies, the genuineness of all signatures and the legal capacity of all natural persons. No facts have come to my attention, however, that would cause me to question the accuracy and completeness of such facts or documents in a material way.

In rendering this opinion I have assumed that (i) the transactions described in or contemplated by any of the aforementioned documents have been or will be consummated in accordance with the operative documents, (ii) the operative documents are enforceable in accordance with their terms, (iii) the Company has been and will continue to be organized and operated in the manner described in the Officer’s Certificate, the Registration Statement and the other relevant documents referred to above, and (iv) there have been no changes in the applicable laws of the State of Nevada, the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated there under by the Treasury Department (the “Treasury Regulations”), and the interpretations of the Code and Treasury Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist on the date of this letter. Any material change, which is made after the date hereof in any of the foregoing bases for our opinion, could affect our conclusions.

Based upon and subject to the foregoing, I am of the opinion that:

                1. The Company is not currently organized in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code.

2. The section of the Registration Statement entitled “U.S. Federal Income Tax Considerations” identifies and fairly summarizes the material federal income tax considerations that are likely to be material to a holder of Common Stock.

However, such section of the Registration Statement is not exhaustive and does not purport to discuss any state or local tax considerations or all possible U.S. federal income tax considerations of the purchase, ownership and disposition of the Common Stock.

Other than as expressly stated above, I express no opinion on any issue relating to the Company or under any other law.

This opinion is being furnished to the Company in connection with the Registration Statement so that the Company may comply with its obligations under the Federal securities laws.

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement under the heading “Legal Matters.” In giving such consent I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very Truly Yours,

Chang G. Park

Chang G. Park, CPA